Letter Of Resignation

Pursuant to the agreement between ACRO Inc. and Top Alpha, which calls for the resignation of all board members and officers as a condition for the completion of the agreement, I hereby submit my resignation from the board of directors of ACRO Inc.

/s/ Dan Elnathan
Dan Elnathan	Date